Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IO Biotech, Inc. 2021 Equity and Incentive Plan of our report dated March 31, 2025, with respect to the consolidated financial statements of IO Biotech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

April 7, 2025